Exhibit 99.1

Ooma Reports Fourth Quarter and Fiscal Year 2017 Financial Results

PALO ALTO, California, March 7, 2017 - Ooma, Inc. (NYSE: OOMA), a smart communications platform for small businesses and consumers, today released financial results for the fourth quarter and fiscal year 2017 ended January 31, 2017.

Fourth Quarter Fiscal 2017 Financial Highlights:

•

Revenue: Total revenue was $27.6 million, up 13% year-over-year. Subscription and services revenue increased 17% year-over-year to $24.0 million, and was 87% of total revenue. Product and other revenue decreased 6% year-over-year to $3.5 million, and was 13% of total revenue.

•

Net Loss: GAAP net loss was $2.8 million, or $0.16 per basic and diluted share, compared to GAAP net loss of $3.2 million, or $0.19 per basic and diluted share, in the fourth quarter of fiscal 2016. Non-GAAP net loss was $0.2 million, or $0.01 per basic and diluted share, compared to non-GAAP net loss of $1.6 million, or $0.10 per basic and diluted share, in the fourth quarter of fiscal 2016.

•	Adjusted EBITDA: Adjusted EBITDA was $0.2 million for the fourth quarter of fiscal 2017 compared to ($1.3) million in the prior year period.

Fiscal Year 2017 Financial Highlights:

•

Revenue: Total revenue was $104.5 million, up 18% year-over-year. Subscription and services revenue increased 25% year-over-year to $91.1 million, and was 87% of total revenue. Product and other revenue decreased 15% year-over-year to $13.4 million, and was 13% of total revenue.

•

Net Loss: GAAP net loss was $12.9 million, or $0.74 per basic and diluted share, compared to GAAP net loss of $14.1 million, or $1.38 per basic and diluted share, in fiscal 2016. Non-GAAP net loss was $2.7 million, or $0.16 per basic and diluted share, compared to non-GAAP net loss of $8.5 million, or $0.84 per basic and diluted share, in fiscal 2016.

•	Adjusted EBITDA: Adjusted EBITDA was ($1.4) million for fiscal 2017 compared to ($6.5) million in the prior year period.

For more information about non-GAAP net loss and Adjusted EBITDA, see the section below titled "Non-GAAP Financial Measures" and the reconciliation provided in this release.

"We are executing well on our broad vision to develop our small business customer base and expand beyond telephony into new services," said Eric Stang, chief executive officer of Ooma. "Ooma delivered strong financial results in the fourth quarter and for fiscal 2017, driven primarily by our high growth in Ooma Office. Looking ahead to fiscal 2018, we intend to continue the growth of our small business customer base, add new services on our platform, and invest in new innovation and partnerships. Our collaboration with WeWork is an exciting new development for us and opens a new channel with a major global partner."

Recent Business Highlights:

•	Announced Ooma Office was selected as an official provider of cloud-based business phone services to WeWork members in the United States and Canada.
•	Introduced Ooma Home Security, a comprehensive do-it-yourself home security and monitoring solution that alerts users of events within their homes.

Business Outlook:

For the first quarter fiscal 2018, Ooma expects to report:

•	Total revenue between $27.8 million to $28.4 million.
•	GAAP net loss in the range of $3.3 million to $3.8 million, and non-GAAP net loss in the range of $0.4 million to $0.7 million.
•

GAAP net loss per share in the range of $0.18 to $0.21, and non-GAAP net loss per share in the range of $0.02 to $0.04 based on approximately 18.3 million basic and diluted weighted average common shares outstanding.

For the full fiscal year 2018, Ooma expects to report:

•	Total revenue in the range of $121.0 million to $124.0 million.
•	GAAP net loss in the range of $13.4 million to $14.9 million, and non-GAAP net loss in the range of $1.5 million to $2.5 million.
•

GAAP net loss per share in the range of $0.71 to $0.79, and non-GAAP net loss per share in the range of $0.08 to $0.13 based on approximately 18.8 million basic and diluted weighted average common shares outstanding.

The following is a reconciliation of GAAP net loss to non-GAAP net loss and GAAP basic and diluted earnings per share to non-GAAP basic and diluted earnings per share guidance for the fiscal first quarter and the fiscal year ending January 31, 2018:

Reconciliation of GAAP Net Loss and GAAP Basic and Diluted Net Loss per Share Guidance to

Non-GAAP Net Loss and Non-GAAP Basic and Diluted Net Loss per Share Guidance

(In millions, except per share data)

Projected range
	Three Months Ending	Fiscal Year Ending
	April 30, 2017	January 31, 2018
(unaudited)
GAAP Net Loss	$(3.3)-$(3.8)	$(13.4)-$(14.9)
Stock-based compensation and related taxes	2.8-3.0	11.5-12.0
Amortization of intangibles	0.1	0.4
Non-GAAP Net Loss	$(0.4)-$(0.7)	$(1.5)-$(2.5)

Basic and Diluted Net Loss per Share on a GAAP basis	$(0.18)-$(0.21)	$(0.71)-$(0.79)
Stock-based compensation and related taxes	0.15-0.16	0.61-0.64
Amortization of intangibles	0.01	0.02
Basic and Diluted Net Loss per Share on a Non-GAAP basis	$(0.02)-$(0.04)	$(0.08)-$(0.13)
Weighted-average number of shares used in per share amounts:
Basic and diluted	18.3	18.8

Conference Call Information:

Ooma will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today, March 7, 2017. The news release with the financial results will be accessible from the company’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (888)-271-8583, using conference code 6156581. International parties can access the call by dialing +1 (913)-312-1507, using conference code 6156581.

The webcast will be accessible on Ooma’s investor relations website at http://investors.ooma.com for a period of one year. A telephonic replay of the conference call will be available through Tuesday, March 14, 2017. To access the replay, parties in the United States and Canada should call +1 (888)-203-1112 and enter conference code 6156581. International parties should call + 1 (719)-457-0820 and enter conference code 6156581.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including: non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit and gross margin, non-GAAP operating loss, and Adjusted EBITDA. Adjusted EBITDA represents the net loss before interest and other income, depreciation and amortization and other non-GAAP expenses.

These non-GAAP financial measures exclude non-cash stock-based compensation expense and related taxes, amortization of intangibles, the change in fair value of our acquisition-related contingent consideration, change in fair value of warrants and write-off of non-cash deferred debt issuance costs.

These non-GAAP financial measures are presented to enhance investors’ understanding of the results of Ooma’s core business operations. Ooma considers these non-GAAP financial measures to be useful measures of the operating performance of the company, because they contain adjustments for unusual events or factors that do not directly affect what management considers to be Ooma’s core operating performance, and are used by the company’s management for that purpose. Management also believes that these non-GAAP financial measures allow for a better evaluation of the company’s performance by facilitating a meaningful comparison of the company’s core operating results in a given period to those in prior and future periods. In addition, investors often use similar measures to evaluate the operating performance of a company.

Non-GAAP financial measures are presented for supplemental informational purposes only to aid an understanding of the company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. A limitation of the non-GAAP financial measures presented is that the adjustments relate to items that the company generally expects to continue to recognize. The adjustment of these items should not be construed as an inference that the adjusted gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP financial measures of Ooma’s financial performance and the respective non-GAAP measures should be considered together. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure in the tables below.

Disclosure Information

Ooma uses the investor relations section on its website as means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Ooma’s investor relations website in addition to following Ooma’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, statements regarding future economic performance, finances, and expectations and objectives of management constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," "anticipates," and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters. In particular, this press release includes forward looking statements regarding continued growth of our subscriber base, the strength and quality of our SaaS platform, our competitive advantage serving small business, home and mobile customers, and improvement in our financial performance. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management’s good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements to differ materially from anticipated future results. Important factors that could cause actual results to differ materially from expectations include, among others: our inability to attract new customers on a cost-effective basis; our inability to retain customers; intense competition; our reliance on retailers and reseller partnerships to sell our products; our reliance on vendors to manufacture the on-premise appliances and end-point devices we sell; our reliance on third parties for our network connectivity and co-location facilities; our reliance on third parties for some of our software development, quality assurance and operations; our reliance on third parties to provide the majority of our customer service and support representatives; our limited operating history; and interruptions to our service. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including the risk factors contained in our Quarterly Report Form 10-Q for the quarter ended October 31, 2016, filed with the SEC on December 9, 2016. The forward-looking statements in this press release are based on information available to Ooma as of the date hereof, and Ooma disclaims any obligation to update any forward-looking statements, except as required by law.

About Ooma

Founded in 2004, Ooma creates new communications experiences for small businesses and consumers. Its smart platform serves as a communications hub, which offers cloud-based telephony, internet security, home security and other connected services. Ooma combines PureVoice™ HD call quality and innovative features with mobile applications for reliable anytime, anywhere calling. The company has been ranked the No. 1 home phone service for overall satisfaction and value for five consecutive years by the leading consumer research publication. Ooma is also partnering with connected device makers to create smarter offices and homes. Ooma is available from leading retailers including Amazon, Best Buy, Costco and Walmart. For more information about Ooma, please visit www.ooma.com or follow us on Twitter, LinkedIn or Facebook.

Ooma, PureVoice and the Ooma logo are trademarks of Ooma, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Investor Relations:

Cynthia Hiponia or Erin Rheaume

The Blueshirt Group for Ooma, Inc.

ir@ooma.com

(650) 300-1480

Public Relations:

Brian Jaquet

Brian.Jaquet@ooma.com

(650) 300-2125

OOMA, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	January 31,	January 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,990	$27,413
Short-term investments	49,211	27,991
Accounts receivable, net	4,714	5,609
Inventories	5,830	5,011
Deferred inventory costs	1,620	2,013
Prepaid expenses and other current assets	1,891	1,318
Total current assets	67,256	69,355

Property and equipment, net	4,176	4,291
Intangible assets, net	537	885
Goodwill	1,117	1,117
Other assets	252	888
Total assets	$73,338	$76,536

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,857	$4,786
Accrued expenses	11,579	13,010
Short-term capital lease	—	632
Deferred revenue	15,521	15,036
Total current liabilities	32,957	33,464

Other liabilities	561	182
Total liabilities	33,518	33,646

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	117,639	107,679
Accumulated other comprehensive (loss) income	(11)	17
Accumulated deficit	(77,810)	(64,808)
Total stockholders' equity	39,820	42,890
Total liabilities and stockholders' equity	$73,338	$76,536

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2017	2016	2017	2016
Revenue:
Subscription and services	$24,041	$20,569	$91,127	$73,064
Product and other	3,523	3,742	13,397	15,711
Total revenue	27,564	24,311	104,524	88,775

Cost of revenue:
Subscription and services	7,547	7,066	29,650	25,715
Product and other	4,229	4,083	15,545	16,150
Total cost of revenue	11,776	11,149	45,195	41,865
Gross profit	15,788	13,162	59,329	46,910

Operating expenses:
Sales and marketing	8,793	8,287	33,768	28,534
Research and development	6,415	5,173	24,239	18,502
General and administrative	3,493	2,895	14,598	12,561
Total operating expenses	18,701	16,355	72,605	59,597
Loss from operations:	(2,913)	(3,193)	(13,276)	(12,687)
Other income (expense):
Interest income (expense), net	111	21	370	(881)
Change in fair value of warrants	—	—	—	(442)
Other expense, net	(30)	(11)	(43)	(42)
Net loss	$(2,832)	$(3,183)	$(12,949)	$(14,052)

Net loss per share of common stock:
Basic and diluted	$(0.16)	$(0.19)	$(0.74)	$(1.38)
Weighted-average number of shares used in per share amounts:
Basic and diluted	17,945,451	16,876,654	17,490,448	10,173,095

OOMA, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(2,832)	$(3,183)	$(12,949)	$(14,052)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,529	1,928	9,772	4,653
Depreciation and amortization	529	364	1,849	1,410
Amortization of intangibles	83	98	348	393
Write-off of non-cash deferred debt issuance costs	—	—	—	332
Other non-cash expense (income), net	13	—	10	64
Change in fair value of acquisition-related contingent consideration	—	(448)	—	(281)
Change in fair value of warrant liability	—	—	—	442
Changes in operating assets and liabilities:
Accounts receivable, net	152	638	895	(1,215)
Inventories	(1,238)	778	(819)	3,070
Deferred inventory costs	(177)	661	393	235
Prepaid expenses and other assets	183	61	84	(470)
Accounts payable and accrued expenses	667	96	(99)	4,392
Other liabilities	(10)	(44)	(57)	(132)
Deferred revenue	662	(510)	958	689
Net cash provided by (used in) operating activities	561	439	385	(470)
Cash flows from investing activities:
Purchases of short-term investments	(14,829)	(28,078)	(59,007)	(28,078)
Proceeds from maturity of short-term investments	11,680	—	32,330	—
Proceeds from sale of short-term investments	900	—	5,266	—
Purchases of property and equipment	(412)	(1,767)	(1,558)	(2,884)
Net cash used in investing activities	(2,661)	(29,845)	(22,969)	(30,962)
Cash flows from financing activities:
Proceeds from initial public offering, net	—	(282)	—	57,021
Proceeds from Series Beta preferred stock, net	—	—	—	5,000
Repayment of debt and capital leases	—	(163)	(628)	(11,620)
Payment of preferred warrant liability	—	—	—	(584)
Payment of acquisition related earn-out	—	(64)	(100)	(326)
Shares repurchased for tax withholdings on vesting of restricted stock units	(248)	—	(1,588)	—
Proceeds from issuance of common stock related to warrants and employee stock benefit plans	30	43	1,477	221
Net cash (used in) provided by financing activities	(218)	(466)	(839)	49,712
Net (decrease) increase in cash and cash equivalents	(2,318)	(29,872)	(23,423)	18,280
Cash and cash equivalents at beginning of period	6,308	57,285	27,413	9,133
Cash and cash equivalents at end of period	$3,990	$27,413	$3,990	$27,413

OOMA, INC

Reconciliation of Non-GAAP Financial Measures

Impact of Non-GAAP Adjustments on Reported Net Loss

(Amounts in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended		Fiscal Year Ended
	January 31,	January 31,	January 31,	January 31,
	2017	2016	2017	2016
Revenue	$27,564	$24,311	$104,524	$88,775
Reconciliation of GAAP Gross Profit and GAAP Gross Margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin:
GAAP Gross Profit	$15,788	$13,162	$59,329	$46,910
Stock-based compensation and related taxes	286	176	1,038	437
Amortization of intangibles	40	40	162	163
Non-GAAP Gross Profit	$16,114	$13,378	$60,529	$47,510

Gross Margin on a GAAP basis	57%	54%	57%	53%
Gross Margin on a Non-GAAP basis	58%	55%	58%	54%

Reconciliation of Operating Loss on a GAAP Basis to Operating Loss on a Non-GAAP Basis:
GAAP Operating Loss	$(2,913)	$(3,193)	$(13,276)	$(12,687)
Stock-based compensation and related taxes	2,546	1,928	9,866	4,653
Amortization of intangibles	83	98	348	393
Change in fair value of acquisition-related contingent consideration	—	(448)	—	(281)
Non-GAAP Operating Loss	$(284)	$(1,615)	$(3,062)	$(7,922)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP Net Loss	$(2,832)	$(3,183)	$(12,949)	$(14,052)
Stock-based compensation and related taxes	2,546	1,928	9,866	4,653
Amortization of intangibles	83	98	348	393
Change in fair value of acquisition-related contingent consideration	—	(448)	—	(281)
Change in fair value of warrants	—	—	—	442
Write-off of non-cash deferred debt issuance costs	—	—	—	332
Non-GAAP Net Loss	$(203)	$(1,605)	$(2,735)	$(8,513)

Reconciliation of Basic and Diluted Net Loss per Share on a GAAP Basis to Basic and Diluted Net Loss per Share on a Non-GAAP Basis:
Basic and Diluted Net Loss per share on a GAAP basis	$(0.16)	$(0.19)	$(0.74)	$(1.38)
Stock-based compensation and related taxes	0.14	0.11	0.56	0.46
Amortization of intangibles	0.01	0.01	0.02	0.04
Change in fair value of acquisition-related contingent consideration	—	(0.03)	—	(0.03)
Change in fair value of warrants	—	—	—	0.04
Write-off of non-cash deferred debt issuance costs	—	—	—	0.03
Basic and Diluted Net Loss per share on a Non-GAAP basis	$(0.01)	$(0.10)	$(0.16)	$(0.84)

Reconciliation of Net Loss to Adjusted EBITDA:
Net Loss	$(2,832)	$(3,183)	$(12,949)	$(14,052)
Reconciling items:
Interest and other (income) expense, net	(81)	(10)	(327)	591
Depreciation and amortization	455	364	1,648	1,410
Amortization of intangibles	83	98	348	393
Stock-based compensation and related taxes	2,546	1,928	9,866	4,653
Change in fair value of acquisition-related contingent consideration	—	(448)	—	(281)
Change in fair value of warrants	—	—	—	442
Write-off of non-cash deferred debt issuance costs	—	—	—	332
Adjusted EBITDA	$171	$(1,251)	$(1,414)	$(6,512)